UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2007

D.R. Horton, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Commerce Street, Suite 500, Fort Worth, Texas 76102

(Address of principal executive offices)

Registrant’s telephone number, including area code: (817) 390-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(d)	Compensatory Arrangements of Certain Officers

On December 3, 2007, the Compensation Committee of the Board of Directors at a meeting of the Compensation Committee, approved and awarded our new board member, Mr. Bob G. Scott, 10,000 stock options. The award of these stock options is consistent with the Company’s practice of awarding 10,000 stock options to new directors to the Company’s board of directors. Mr. Scott was elected to the Board of Directors on November 16, 2007. The award was made at the first meeting of the Compensation Committee following the public filing of the Company’s Form 10-K for the period ended September 30, 2007. The stock options were granted with an exercise price of $12.34, the December 3, 2007 closing price of the Company’s common stock as quoted on the New York Stock Exchange.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D. R. Horton, Inc.

Date: December 7, 2007	By:	/S/ BILL W. WHEAT
Bill W. Wheat
Executive Vice President and Chief Financial Officer

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